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                                  EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

This Employment Agreement ("this Agreement") is made effective as of July 19, 1999, by and between Chicken Kitchen Corporation, ("the Employer"), of 5415 Collins Ave. , Suite 305, Miami Beach, Florida 33140, and Joseph A. Remsa, Jr., ("the Employee"), of 900 N.W. 110 Ln., Coral Springs, Florida 33071.

          A. Employer is engaged in the business of Quick Service Restaurant operation and Franchisor

          B.   Employer desires to have the services of Employee.

          C.   Employee is willing to be employed by Employer.

Therefore, the parties agree as follows:

1. EMPLOYMENT. Employer shall employ Employee as a Executive Vice President to establish strategic controls for the operation of the restaurants and franchise program, participate in establishing corporate mission and long term organizational structure, and prepare all financial reports, analyses, and projections. Employee accepts and agrees to such employment, subject to the general supervision, advice and direction of Employer and the Employer's supervisory personnel. Employee shall also perform (i) such other duties as are customarily performed by an employee in a similar position, and (ii) such other and unrelated services and duties as may be assigned to Employee from time to time by Employer.

2. BEST EFFORTS OF EMPLOYEE. Employee agrees to perform faithfully, industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Employer. Such duties shall be provided at Miami Beach, Florida and at such other place(s) as the needs, business, or opportunities of the Employer may require from time to time.

3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Employee under this Agreement, Employer will pay Employee $4,000.00 per Month. This amount shall be paid in accordance with the Employer's usual payroll procedures. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid.

4. REIMBURSEMENT FOR EXPENSES IN ACCORDANCE WITH EMPLOYER POLICY. The Employer will reimburse Employee for "out-of-pocket" expenses in accordance with Employer policies in effect from time to time.

5. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Employee shall provide Employer with all information, suggestions, and recommendations regarding Employer's business, of which Employee has knowledge, that will be of benefit to Employer.

6. CONFIDENTIALITY. Employee recognizes that Employer has and will have information regarding the following:

        -    products

        -    future plans

        -    business affairs


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        Employee:

        Joseph A. Remsa, Jr.
        900 N.W. I 10 Ln.
        Coral Springs, Florida 33071

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

13. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

14. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

15. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

16. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

17. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Florida.

                                          Employer:


                                          Chicken Kitchen Corporation


                                          By: /s/ Christian de Berdouare
                                              ---------------------------------
                                              Christian de Berdouare
                                              President


                                          Employee:


                                          By: /s/ Joseph A. Remsa, Jr.
                                              ---------------------------------
                                              Joseph A. Remsa, Jr.